EXHIBIT 23(b)

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Toro Company:

We consent to the use of our report dated December 9, 2002, incorporated by reference in this Form S-8, as amended by this Post-Effective Amendment No 1. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets on November 1, 2001.

/s/ KPMG LLP

KPMG LLP
Minneapolis, Minnesota
May 30, 2003